UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2015

Central Garden & Pet Company

(Exact name of registrant as specified in its charter)

Delaware	001-33268	68-0275553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1340 Treat Boulevard, Suite 600, Walnut Creek, California	94597
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 948-4000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Completion of Sale of Senior Notes due 2023

On November 9, 2015, Central Garden & Pet Company (the “Company”) completed the sale of $400 million aggregate principal amount of 6.125% Senior Notes due 2023 (the “2023 Senior Notes”). The Company sold the 2023 Senior Notes pursuant to an underwriting agreement, dated November 4, 2015 (the “Underwriting Agreement”), among the Company, the subsidiary guarantors party thereto (the “Subsidiary Guarantors”) and J.P. Morgan Securities LLC, as representative of the several underwriters named in the Underwriting Agreement. The Company intends to use the proceeds (net of fees and expenses incurred in connection with the offering) from the sale of the 2023 Senior Notes to redeem its outstanding 8.25% Senior Subordinated Notes due 2018.

The 2023 Senior Notes are governed by, and were issued pursuant to, the Indenture dated as of March 8, 2010 by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”) (the “Base Indenture”), as supplemented by that Third Supplemental Indenture dated as of November 9, 2015 by and among the Company, the guarantors named therein and the Trustee (the “Third Supplemental Indenture” and together with the Base Indenture, the “Indenture”). The Indenture provides, among other things, that the 2023 Senior Notes will bear interest at a rate of 6.125% per annum, payable on May 15 and November 15 of each year, commencing May 15, 2016. The 2023 Senior Notes mature on November 15, 2023. The 2023 Senior Notes and the Indenture contain customary covenants and events of default, including failure to pay principal or interest on the 2023 Senior Notes when due, among others.

The 2023 Senior Notes are unsecured obligations of the Company and rank equal in right of payment with the Company’s existing and future unsecured senior debt. The Company’s obligations under the 2023 Senior Notes are fully and unconditionally guaranteed by the Subsidiary Guarantors (the “Guarantees”). The Guarantees are unsecured general obligations of the Subsidiary Guarantors and rank equal in right of payment with all existing and future unsecured liabilities of the Subsidiary Guarantors that are not subordinated in right of payment to the Guarantees.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, the Third Supplemental Indenture (which includes the form of the 2023 Senior Notes and the Guarantees).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the sale of the 2023 Senior Notes set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 4, 2015, by and among the Company, the subsidiary guarantors party thereto and the underwriters party thereto, in connection with the offering of $400,000,000 aggregate principal amount of the Company’s 6.125% Senior Notes due 2023.

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP regarding the 6.125% Senior Notes due 2023 and the related guarantees.

5.2	Opinion of Godfrey & Kahn, S.C. regarding the Kaytee Products, Incorporated and All-Glass Aquarium Co., Inc. guarantees of the 6.125% Senior Notes due 2023.

5.3	Opinion of Reed, Mawhinney & Link, PLLC regarding the Gulfstream Home & Garden, Inc. guarantee of the 6.125% Senior Notes due 2023.

5.4	Opinion of Reed, Mawhinney & Link, PLLC regarding the Pets International, Ltd. guarantee of the 6.125% Senior Notes due 2023.

5.5	Opinion of Fennemore Craig, P.C. regarding the Farnam Companies, Inc. guarantee of the 6.125% Senior Notes due 2023.

5.6	Opinion of Taylor English Duma LLP regarding the Gro Tec, Inc. guarantee of the 6.125% Senior Notes due 2023.

10.1	Amendment No. 1, dated as of November 3, 2015, to the Credit Agreement, dated as of December 5, 2013, among the Company, the subsidiary borrower thereto and the lenders party thereto.

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

99.1	Press release, dated November 4, 2015, announcing the pricing of $400 million aggregate principal amount of 6.125% Senior Notes due 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/s/ David N. Chichester
David N. Chichester
Chief Financial Officer

Dated: November 9, 2015

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 4, 2015, by and among the Company, the subsidiary guarantors party thereto and the underwriters party thereto, in connection with the offering of $400,000,000 aggregate principal amount of the Company’s 6.125% Senior Notes due 2023.

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP regarding the 6.125% Senior Notes due 2023 and the related guarantees.

5.2	Opinion of Godfrey & Kahn, S.C. regarding the Kaytee Products, Incorporated and All-Glass Aquarium Co., Inc. guarantees of the 6.125% Senior Notes due 2023.

5.3	Opinion of Reed, Mawhinney & Link, PLLC regarding the Gulfstream Home & Garden, Inc. guarantee of the 6.125% Senior Notes due 2023.

5.4	Opinion of Reed, Mawhinney & Link, PLLC regarding the Pets International, Ltd. guarantee of the 6.125% Senior Notes due 2023.

5.5	Opinion of Fennemore Craig, P.C. regarding the Farnam Companies, Inc. guarantee of the 6.125% Senior Notes due 2023.

5.6	Opinion of Taylor English Duma LLP regarding the Gro Tec, Inc. guarantee of the 6.125% Senior Notes due 2023.

10.1	Amendment No. 1, dated as of November 3, 2015, to the Credit Agreement, dated as of December 5, 2013, among the Company, the subsidiary borrower thereto and the lenders party thereto.

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

99.1	Press release, dated November 4, 2015, announcing the pricing of $400 million aggregate principal amount of 6.125% Senior Notes due 2023.